EXHIBIT 10.7

REVOLVING NOTE

$20,000,000	Houston, Texas	As of May 2, 2014

FOR VALUE RECEIVED, VERTEX ENERGY, INC., a Nevada corporation, and VERTEX ENERGY OPERATING, LLC, a Texas limited liability company (each, a “Borrower”, and collectively, the “Borrowers”), hereby promise to pay to the order of Bank of America, N.A. (“Lender”) on or before the Revolving Credit Termination Date, the principal amount of $20,000,000 or so much thereof as may then be outstanding under this note, together with interest, as described below.

This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or restated from time to time, the “Credit Agreement”), between Borrowers and Lender and is the “Revolving Note” referred to in the Credit Agreement.  Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given them in the Credit Agreement.  Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note.  This note is a Loan Document and, therefore, is subject to the applicable provisions of Section 13 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

Specific reference is made to Section 3.6 of the Credit Agreement for usury savings provisions.

The rights and obligations of Borrowers and Lender shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between Borrowers and Lender are superseded by and merged into such writings.  this note, the Credit Agreement and the other written loan documents executed by Borrowers and Lender (or by Borrowers for the benefit of Lender) represent the final agreement between Borrowers and Lender and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties.  there are no unwritten oral agreements between the parties.

This note must be construed — and its performance enforced — under Texas law.

This Revolving Note is issued in replacement (but is not a novation of) that certain Revolving Note dated August 31, 2012 and payable to the order of Bank of America, N.A., a national banking association in the principal amount of $10,000,000.

[Signatures are on the following page.]

EXECUTED as of the date first written above.

BORROWERS:

VERTEX ENERGY, INC.,
a Nevada corporation

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX ENERGY OPERATING, LLC,
a Texas limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

Signature Page to Revolving Note